Exhibit 99.1

Trovagene Announces Peer-Reviewed Publication of First-in-Human Phase 1 Trial Results with PCM-075, its Polo-like Kinase 1 (PLK1) Inhibitor

Greater selectivity for PLK1, potency, oral bioavailability and short half-life underscore PCM-075’s potential as safe and effective treatment for solid tumor and hematological malignancies

SAN DIEGO, CA — July 25, 2017 — Trovagene, Inc. (NASDAQ: TROV), a precision medicine biotechnology company, today announced the publication of clinical results from a Phase 1 dose escalation study of PCM-075 (formerly NMS-1286937) in patients with advanced or metastatic solid tumors in the peer-reviewed journal Investigational New Drugs.  PCM-075 is an investigational, orally available, highly-selective PLK1 inhibitor.

The publication, entitled “Phase 1 Dose-Escalation Study of NMS-1286937, an Orally Available Polo-Like Kinase 1 Inhibitor, in Patients with Advanced or Metastatic Solid Tumors,” presents results from a Phase 1, open-label, dose escalation trial performed by Nerviano Medical Sciences in patients with solid tumors, including colorectal (n=4), pancreatic (n=4), lung (n=2), sarcomas (n=2) and single patients representing hepatocellular, ampullary, prostate, ovarian and skin cancers.

PCM-075 was administered orally, once daily for five consecutive days, every three weeks, to evaluate drug metabolism, first cycle dose-limiting toxicities (DLTs) and related maximum tolerated dose (MTD). The study also evaluated PCM-075’s pharmacokinetic profile in plasma, its anti-tumor activity, and its ability to modulate intracellular targets in biopsied tissue. The average age of patients enrolled was 63 years and nearly eighty percent had received between 3 to 7 previous anti-cancer therapies prior to study enrollment.

This first-in-human phase 1 study established safety of PCM-075 and successfully identified a recommended Phase 2 dose (RP2D) of 24 mg/m2/day for treating solid tumors. Of the 21 patients enrolled, 19 received a total of 44 cycles of treatment with a median number of cycles per patient of 2 (range 1-6). Sixteen of the 19 patients (84.2%) enrolled in the study were evaluable for efficacy, with stable disease observed in 5 of the 16 (31.2%) patients, including patients with colorectal (2), pancreatic (1), head and neck (1), and basal cell carcinoma (1).

The study identified thrombocytopenia and neutropenia as the primary on-target toxicities, which is consistent with the expected mechanism of action of PCM-075 and results from preclinical studies. These hematologic toxicities were reversible, with recovery occurring within 3 weeks. One patient experienced grade 3 constipation adverse event, which authors conclude likely was due to concomitant treatment with opiates. No other clinically relevant safety findings emerged.

“The data from this first-in-human trial demonstrated that PCM-075 is generally safe and well-tolerated in patients with advanced cancers,” said Dr. Glen Weiss, principal investigator and

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first author. “Data from preclinical work, coupled with the results of the Phase 1 trial, suggest that PCM-075 could become a new therapeutic option for the treatment of solid tumors and hematological malignancies, including acute myeloid leukemia.”

“We are pleased to see the publication of the Phase 1 data in Investigational New Drugs,” said Bill Welch, Chief Executive Officer of Trovagene. “This peer-reviewed publication shows the potential for PCM-075, including patients with hematological malignancies as a possible target population for PLK1 inhibition. The safety data are supportive of our planned Phase 1b/2 clinical trial in patients with acute myeloid leukemia and we look forward to reporting our clinical development progress with PCM-075.”

About PCM-075

PCM-075 is a highly-selective adenosine triphosphate (ATP) competitive inhibitor of the serine/threonine polo-like-kinase 1 (PLK 1) enzyme, which is over-expressed in several different hematologic malignancies, as well as solid tumors such as breast, prostate, ovarian, lung, gastric and colon cancers. PCM-075 is orally bioavailable and has been explored in an initial Phase 1, open-label, dose-escalation safety study in patients with advanced metastatic solid tumor cancers. Trovagene plans to initiate clinical trials of PCM-075 in AML, since it has significant advantages over prior PLK1 inhibitors evaluated in this indication, including a higher selectivity, greater potency, oral bioavailability and shorter half-life.

About Trovagene, Inc.

Trovagene is a precision medicine biotechnology company developing oncology therapeutics for improved cancer care by leveraging its proprietary Precision Cancer Monitoring® (PCM) technology in tumor genomics.  Trovagene has broad intellectual property and proprietary technology to measure circulating tumor DNA (ctDNA) in urine and blood to identify and quantify clinically actionable markers for predicting response to cancer therapies.  Trovagene offers its PCM technology at its CLIA/CAP — accredited laboratory and plans to continue to vertically integrate its PCM technology with precision cancer therapeutics.  For more information, please visit https://www.trovagene.com.

Forward-Looking Statements

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of words such as “anticipate,” “believe,” “forecast,” “estimated” and “intend” or other similar terms or expressions that concern Trovagene’s expectations, strategy, plans or intentions. These forward-looking statements are based on Trovagene’s current expectations and actual results could differ materially.  There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements.  These factors include, but are not limited to, our need for additional financing; our ability to continue as a going concern; clinical trials involve a lengthy and expensive process with an uncertain outcome, and results of earlier studies and trials may not be predictive of future trial results; our clinical trials may be suspended or discontinued due to unexpected side effects or other safety risks that could preclude approval of our product candidates; uncertainties of government or third party payer reimbursement; dependence on key personnel; limited experience in marketing and sales; substantial competition; uncertainties of patent protection and litigation; dependence upon third parties; our ability to develop tests, kits and systems and the success of those products; regulatory, financial and business risks related to our international expansion and risks related to failure to obtain FDA clearances or approvals and noncompliance with FDA regulations.  There are no guarantees that any of our technology or products will be utilized or prove to be commercially successful, or that Trovagene’s strategy to design its liquid biopsy tests to report on clinically actionable cancer genes will ultimately be successful or result in better reimbursement outcomes.  Additionally, there are no guarantees that future clinical trials will be completed or successful or that any precision medicine therapeutics will receive regulatory approval for any indication or prove to be commercially successful.  Investors should read the risk factors set forth in Trovagene’s Form 10-K for the year ended December 31, 2016, and other periodic reports filed with the Securities and Exchange Commission.  While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties.  Unlisted factors may present significant additional obstacles to the realization of forward-looking statements.  Forward-looking statements included herein are made as of the date hereof, and Trovagene does not undertake any obligation to update publicly such statements to reflect subsequent events or circumstances.

Trovagene Contact:

Vicki Kelemen

VP, Corporate Communications

858-952-7652

vkelemen@trovagene.com